Exhibit 99.1
FOR IMMEDIATE RELEASE
Investor Relations:
Mel Stephens
(248) 447-1624
Media:
Andrea Puchalsky
(248) 447-1651
Lear Reaches Agreement With Lenders to Amend its
Primary Credit Facility
     SOUTHFIELD, Mich., March 17, 2009 — Lear Corporation [NYSE: LEA], a leading global supplier of automotive seating systems, electrical distribution systems and electronic products, announced today that it has reached an agreement with its lenders for an amendment and waiver to its primary credit facility.
     On January 6, 2009, Lear said it was seeking an amendment and waiver under its primary credit facility in light of financial covenant defaults and adverse current and longer-term industry conditions. Since then, the Company has been in active discussions with lenders under its primary credit facility. Today’s agreement provides, through May 15, 2009, a waiver of Lear’s existing defaults under its primary credit facility and an amendment of the financial covenants and certain other provisions of the primary credit facility. The Company and its lenders remain in active discussions regarding further modifications to its primary credit facility in light of existing and projected industry conditions.
     “Despite the challenging conditions we are facing, we continue to have a strong liquidity position and we remain focused on maintaining operational excellence globally,” said Bob Rossiter, Lear’s chairman, chief executive officer and president. “We appreciate the support and cooperation we have received from our supplier partners, our customers and our lenders as we work together through the industry downturn.”
Forward-Looking Statements
     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. Actual results may differ materially from anticipated results as a result of certain risks and uncertainties, including but not limited to, general economic conditions in the markets in which the Company operates, including changes in interest rates or currency exchange rates, the financial condition of the Company’s customers or suppliers, changes in actual industry vehicle production levels from the Company’s current estimates, fluctuations in the production of vehicles for which the Company is a supplier, the loss of business with respect to, or the lack of commercial success of, a vehicle model for which the Company is a significant supplier, including further declines in sales of full-size pickup trucks and large sport utility vehicles, disruptions in the relationships with the Company’s suppliers, labor disputes involving the Company or its significant customers or suppliers or that otherwise affect the Company, the Company’s ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions, the outcome of customer negotiations, the impact and timing of program launch costs, the costs, timing and success of restructuring actions, increases in the Company’s warranty or product liability costs, risks associated with conducting business in foreign countries, competitive conditions impacting the Company’s key customers and suppliers, the cost and availability of raw materials and energy, the Company’s ability to mitigate increases in raw material, energy and commodity costs, the outcome of legal or regulatory proceedings to which the Company is or may become a party, unanticipated changes in cash flow, including the Company’s ability to align its vendor payment terms with those of its customers, the Company’s ability to access capital markets on commercially reasonable terms, further impairment charges initiated by adverse industry or market developments and other risks described from time to time in the Company’s Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, commodity prices and the Company’s success in implementing its operating strategy. The Company can give no assurance regarding its ability to obtain further modifications to its primary credit facility or the terms of any such modifications should one or more be obtained.
     The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.
     Lear Corporation is one of the world’s leading suppliers of automotive seating systems, electrical distribution systems and electronic products. The Company’s world-class products are designed, engineered and manufactured by a diverse team of 80,000 employees at 210 facilities in 36 countries. Lear’s headquarters are in Southfield, Michigan, and Lear is traded on the New York Stock Exchange under the symbol [LEA]. Further information about Lear is available on the Internet at http://www.lear.com.
#     #     #